UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):				September 17, 2024

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware		1-9172		34-1505819
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

22901 Millcreek Blvd.
Suite 600
Cleveland,	Ohio			44122
(Address of principal executive offices)				(Zip code)
		(440)	229-5151
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $1 par value per share	NC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2024, NACCO Natural Resources Corporation (“NNRC”), a wholly owned subsidiary of NACCO Industries, Inc., entered into the First Amendment to Amended and Restated Credit Agreement (the “First Amendment”) among NNRC, as the borrower, certain subsidiaries of NNRC, as guarantors, the lenders party thereto and PNC Bank, National Association, as administrative agent. The First Amendment amends NNRC’s existing Amended and Restated Credit Agreement, dated as of November 12, 2021 (as amended, the “Amended Credit Agreement”), for the purpose of, among other things, increasing the revolving credit commitments thereunder to $200.0 million and extending the maturity thereof to September 16, 2028.

Borrowings under the Amended Credit Agreement bear interest at a per annum rate equal to (i) an applicable margin plus, (ii) at the option of NNRC, either Term SOFR or the Base Rate (each as defined in the Amended Credit Agreement). The applicable margin is based on NNRC’s consolidated net debt to EBITDA ratio (the “Leverage Ratio”) and ranges from 2.50% to 3.00% (or, in the case of Base Rate-based loans, 1.50% to 2.00%). In addition, NNRC is required to pay a commitment fee on the unused commitments under the Amended Credit Agreement, which is based on the Leverage Ratio and ranges from 0.40% to 0.50%.

The Amended Credit Agreement contains restrictive covenants, which require, among other things, NNRC to maintain a Leverage Ratio of no greater than 2.75 to 1.00 and a consolidated interest coverage ratio of no less than 4.00 to 1.00. The obligations of NNRC under the Amended Credit Agreement are guaranteed by certain of NNRC’s direct and indirect, existing and future domestic subsidiaries, and is secured by certain assets of NNRC and the guarantors, subject to customary exceptions and limitations.

The foregoing summary of the First Amendment is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed herewith:

(d) Exhibits

10.1
First Amendment to Amended and Restated Credit Agreement, dated as of September 17, 2024, among NACCO Natural Resources Corporation, the guarantors party thereto, the lenders party thereto and PNC Bank, National Association, as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 19, 2024		NACCO INDUSTRIES, INC.

		By:	/s/ Elizabeth I. Loveman
Elizabeth I. Loveman
Senior Vice President and Controller